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EXHIBIT 21.1

Seagate Technology	Cayman
Seagate Technology HDD Holdings	Cayman
Seagate Technology (US) Holdings, Inc.	Delaware
i365 Inc.	Delaware
i365 Canada Inc.	Canada
i365 GmbH	Germany
i365 UK Limited	United Kingdom
i365 (Netherlands) B.V.	Netherlands
Seagate Services Singapore Pte. Ltd.	Singapore
Quinta Corporation	California
Seagate Technology LLC	Delaware
Seagate Memory Products (US) Corporation	Delaware
Seagate Technology AB	Sweden
Seagate Technology Australia Pty Limited	Australia
Seagate Technology GmbH	Germany
Seagate Technology (Hong Kong) Limited	Hong Kong
Beijing Representative Office	China
Shanghai Representative Office	China
Shenzhen Representative Office	China
Seagate Technology SAS	France
Seagate Technology Taiwan Ltd.	Taiwan
Seagate US LLC	Delaware
Seagate Technology International	Cayman
Seagate Technology International (Netherlands Branch)	Netherlands
Seagate Technology International (Singapore Branch)	Singapore
Maxtor Global Ltd.	Bermuda
Maxtor Luxembourg S.àr.l.	Luxembourg
Maxtor Peripherals (S) Pte Ltd	Singapore
Maxtor International S.àr.l.	Switzerland
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate International (Johor) Sdn. Bhd.	Malaysia
Seagate Memory Products International	Cayman
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
Seagate Technology International (Wuxi) Co. Ltd.	China
Seagate Technology (Netherlands) B.V.	Netherlands
Nippon Seagate Inc.	Japan
Seagate Technology Republic Ireland Limited	Ireland
Seagate Technology Asia Holdings	Cayman
Seagate Technology China Holding Company	Cayman
Seagate Technology Manufacturing (Hong Kong) Limited	Hong Kong
Seagate Technology (Suzhou) Co. Ltd.	China
Seagate Technology HDD (India) Private Limited	India
Seagate Technology (Ireland)	Cayman
Springtown Northern Ireland Branch	Ireland
Seagate Technology (Malaysia) Holding Company	Cayman
Senai Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Technology (Marlow) Limited	England
Cork Office	Ireland
Seagate Technology Media (Ireland)	Cayman
Limavady Northern Ireland Branch	Ireland
Seagate Technology (Thailand) Limited	Thailand

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  EXHIBIT 21.1